EXHIBIT 1
SAMARNAN
INVESTMENT CORPORATION
MID-YEAR REPORT
FOR THE SIX MONTHS ENDED JUNE 30, 2007
SAMARNAN INVESTMENT CORPORATION
P.O. Box 651 / Cleburne, Texas 76033-0651

SAMARNAN INVESTMENT CORPORATION
P.O. Box 651 / Cleburne, Texas 76033-0651/ Tel: 817.645-2108
Fax: 817.641-7884 / Email: samarnan@aol.com / Internet: www.samarnan.com
(Under Construction)

BOARD OF DIRECTORS
Nancy Walls Devaney
Joe Monteleone
Martha Walls Murdoch
Steve Sikes
Roland Walden
Sam Walls
Tommy Yater

OFFICERS
Sam Walls, President
Nancy Devaney, Vice President
Jerry Wheatley, Secretary/Treasurer

CUSTODIAN
Westwood Trust
200 Crescent Court, Suite 1200
Dallas, Texas 75201

CHANGE OF ADDRESS
Registered shareholders (shares held in your name) with questions regarding your account such as change of name or address or lost certificates should contact the stock registrar as shown at the right.

LEGAL COUNSEL
Richard S. Whitesell, Jr.
4501 Lorraine Avenue
Dallas, Texas 75205

INDEPENDENT AUDITORS
CF & Co., L.L.P.
14175 Proton Road
Dallas, Texas 75244

INVESTMENT ADVISORS
Voyageur Asset Management Inc.
Suite 2300
100 South FifthStreet,
Minneapolis, Minnesota 55402

Westwood Management Corp.
200 Crescent Court, Suite 1200
Dallas, Texas 75201

REGISTRAR AND TRANSFER AGENT
Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Telephone: 469.633-0101
Fax: 469.633-0088
http://www. stctransfer. com
SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end management company.
Copies of the Company’s Annual Report to Shareholders and the Mid-Year Report to Shareholders are available upon written requests to the Secretary at the Company’s mailing address shown above.

SAMARNAN INVESTMENT CORPORATION
Report of Shareholders’ Meeting
The Annual Meeting of Shareholders of Samarnan Investment Corporation was held on April 24, 2007 for the purposes of (1) electing seven directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, and (2) to ratify or reject the selection of CF&Co. L.L.P, as the independent certified public accountants for the Company for the current year. The results of voting on these matters are shown below:
Proposal

	For	Withheld
(1) Election of Directors
Nancy Walls Devaney	1,172,538	-0-
Joseph Monteleone	1,172,538	-0-
Martha Walls Murdoch	1,172,538	-0-
Steve Sikes	1,172,538	-0-
Roland Walden	1,172,538	-0-
George S. Walls, Jr.	1,172,538	-0-
Tolbert F. Yater, III	1,172,538	-0-

	For	Against	Abstain
(2) Ratification of CF&Co. L.L.P.	1,172,537	-1-	-0-
Total Shares outstanding 1,201,768
Directors and Officers Compensation
     During the six months ended June 30, 2007, the Company paid its directors as regular compensation $ 3,600 ($300 per meeting attended) and $8,500 to the firm of Wheatley, Fowler & Lee, P.C. of which Jerry Wheatley the Secretary and Treasurer of the Company is a shareholder, for that firm’s accounting services. No other fees or compensation were paid by the Company to any director or officer or their affiliates during such six month period.
Purchase and Sales of Investment Securities
     The Company’s purchase of investment securities in its portfolio during the six months ended June 30, 2007, totaled $4,575,048 and sales of its securities during the period totaled $4,921,255. Total investments at June 30, 2007 were $20,735,721.

Wheatley, Fowler & Lee, P.C.
Certified Public Accountants

Jerry D. Wheatley, CPA	214 North Ridgeway	Phone (817) 641-7881
Matthew F. Fowler, CPA	P.O. Box 134	Metro (817) 774-9275
Richard Lee, CPA	Cleburne, TX 76033	Fax (817) 641-7884

The Board of Directors
Samarnan Investment Corporation
Cleburne, Texas 76033
The accompanying statements of assets and liabilities of Samarnan Investment Corporation as of June 30, 2007, and the related statements of operations and changes in net assets for the years ended June 30, 2007 and June 30, 2006, and the portfolio of investment securities were not audited by us, and, accordingly, we do not express an opinion on them.
We are not independent with respect to Samarnan Investment Corporation.

Wheatley, Fowler & Lee, P.C.
July 18, 2007.

SAMARNAN INVESTMENT CORPORATION
Statement of Assets & Liabilities
June 30, 2007

Assets:
Cash	$731,354
Investment in securities at fair value (identified cost $18,515,469)	20,735,721
Accrued dividends receivable	12,254
Accrued interest receivable	165,993

Total Assets	21,645,322

Liabilities:
Advisory fees payable	25,874
Other accounts payable	7,150

Total Liabilities	33,024

Net Assets	$21,612,298

Analysis of net assets:
Capital shares — authorized 2,000,000 shares of $1 par value; outstanding 1,201,768 shares	$1,201,768
Net realized gains of $3,421,196 less accumulated distributions of $1,654,609	1,766,587
Unrealized appreciation of investments	2,220,252
Undistributed net investments income	617,382
Retained earnings at April 29, 1978, commencement of operations as an investment company	15,806,309

Net assets (equivalent to $17.98 per share based on 1,201,768 shares of capital stock outstanding)	$21,612,298

See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2007

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 38.67%
Materials and Processing - 2.10%
Washington Group International (1)	3,200	256,032
Freeport — McMoran	2,400	198,768
Producer Durables - 3.54%
Thomas & Betts (1)	3,700	214,600
Gardner Denver (1)	5,100	217,005
United Technologies, Corp.	2,700	191,511
Esco Technologies Inc (1)	3,900	141,414
Consumer Discretionary - 2.49%
Macy’s Inc.	4,700	186,966
McQuarie Infrastructure Company Trust	4,700	194,956
Liz Claiborne	4,200	156,660
Consumer Staples - 2.61%
Colgate-Palmolive Co.	3,200	207,520
Dean Foods Co. (1)	5,300	168,911
General Mills	3,200	186,944
Health Care - 2.73%
Pfizer, Inc	7,300	186,661
Alpharma Inc (1)	7,500	195,075
Universal Health Services	3,400	209,100
Other Energy - 4.00%
Apache Corporation	2,706	220,782
Unit Corp. (1)	3,700	232,767
Arch Coal	5,900	205,320
Noble Energy, Inc.	3,300	205,887
Integrated Oils - 1.88%
Conoco / Phillips	2,600	204,100
Exxon Mobil Corp	2,400	201,312
Financial Services - 6.78%
American Express	3,100	189,658
Allstate Corp	2,900	178,379
Bank of America Corp	3,700	180,893
Citigroup, Inc.	3,399	174,335
Cullen / Frost Bankers Inc	3,400	181,798
JP Morgan Chase & Co.	3,588	173,839
Zions Bancorporation	2,100	161,511
Willis Group Holdings Ltd.	5,100	224,706
Technology - 5.52%
Automatic Data Processing	3,600	174,492
Cadence Design Systems, Inc. (1)	11,200	245,952
Harris Corp	3,600	196,380
IBM	1,900	199,975
See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2007

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 38.67%, continued
Technology - 5.52%, continued
Microsoft Corp.	6,200	182,714
Oracle Corp. (1)	9,800	193,158
Utilities - 3.03%
Exelon Corporation	3,300	239,580
Oneok Inc	4,200	211,722
P G & E Corp.	4,500	203,850
Auto & Transportation - 1.97%
Alexander & Baldwin	3,600	191,196
Wabtec Corp. (1)	6,400	233,792
Multi-Sector Companies - 2.02%
General Electric Co	5,000	191,400
ITT Corporation	3,600	245,808

Total Common Stocks (cost $6,370,509)		8,357,429

Real Estate Investment Trusts - 1.82%
Residential — .41%
Archstone Smith Trust	800	47,288
Equity Residential Property Sh Ben Int	900	41,067
Retail — .67%
Getty Realty Corp	1,400	36,792
Simon Property Group Inc.	400	37,216
Kimco Realty Corp.	900	34,263
Weingarten Realty Investors	900	36,990
Healthcare - .16%
Health Care Property Investors, Inc.	1,200	34,716
Industrial/Office — .37%
Boston Properties Inc.	400	40,852
Prologis TR Sh Ben Int	700	39,830
Diversified — .20%
Vornado Realty TR Sh Ben Int	400	43,936

Total Real Estate Investment Trusts (cost $195,327)		392,950

Preferred Stock - 2.48%
Financial Services
Lehman Bros. Holdings Pfd. 1/100 SER G	7,000	178,920
Wells Fargo CAP PFD	6,800	171,020
Consumer Discretionary
CBS Corp. New 7.25%	7,400	185,666

Total Preferred Stock (cost $535,726)		535,606

See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2007

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds - 52.98%
ARKANSAS - .18%
Springdale AK Sales & Use Tax
4.000% due 7/1/16	40,000	39,908
CALIFORNIA - 1.46%
Long Beach Calif
5.000% due 5/1/28	300,000	316,545
COLORADO - 3.29%
Colorado Ed. & Cultural
6.875% due 12/15/10	250,000	275,428
Colorado Ed. & Cultural
5.250% due 04/01/11	85,000	71,061
Colorado Ed. & Cultural
5.750% due 06/01/16	100,000	106,452
High Plains Met Dist.
4.375% due 12/01/15	255,000	257,532
DISTRICT OF COLUMBIA - 1.23%
Washington DC Convention CTR
5.000% due 10/01/16	250,000	265,562
FLORIDA - 3.51%
Tampa, FL Rev
5.000% due 04/01/18	145,000	152,462
Volusia City Health Fac.
6.000% due 06/01/12	600,000	607,080
GEORGIA - 1.99%
Fairburn Combined Utilities GA
5.375% due 10/01/13	250,000	263,388
Summerville, GA Pub
5.000% due 01/01/11	75,000	75,716
Valdosta & Lowndnes Cty Hosp.
5.500% due 10/01/14	85,000	91,199
ILLINOIS - 8.99%
Gilberts, IL Spl Svc.
4.250% due 03/01/12	50,000	50,462
Illinois Dev Fin Auth
5.700% due 07/01/12	190,000	192,132
Illinois Fin Auth Rev
4.000% due 07/01/13	200,000	197,338
Illinois Fin Auth Rev
4.500% due 07/01/15	125,000	126,265
Illinois Fin Auth Rev
5.000% due 08/01/16	450,000	478,444
Chicago Housing
5.000% due 07/01/12	200,000	207,134
See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2007

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds — 52.98%, continued
Illinois Health Fac. Auth
6.000% due 02/15/11	420,000	429,173
Maywood, IL
5.500% due 01/01/16	250,000	262,430
INDIANA - 1.16%
Munster, IN
4.300% due 01/15/12	100,000	99,508
Indiana St. Edl Facs
5.400% due 10/01/13	150,000	151,503
LOUISIANA - 4.04%
Louisiana Housing
6.000% due 09/01/15	595,000	613,915
Louisiana St Untld. G.O.
5.000% due 07/15/11	250,000	259,025
MARYLAND - .73%
Baltimore Convention Center
5.000% due 09/01/14	150,000	158,387
MINNESOTA - 5.26%
Marshall MN Med.
5.450% due 11/01/18	250,000	253,132
Minnesota St.
5.000% due 09/15/18	180,000	183,314
Minnesota St. Higher
5.250% due 10/1/19	100,000	105,594
University Minn
5.750% due 7/1/18	400,000	453,748
Woodbury Minn Partn
4.600% due 2/1/26	150,000	142,081
MISSOURI - 2.12%
Clay Cnty Mo Reorg Sch Dist
5.000% due 3/1/15	300,000	318,615
Missouri St. Environmental Impt
5.000% due 1/1/11	135,000	139,755
MONTANA - 1.37%
Montana St. Dept. Transn Rev
5.000% due 6/1/20	285,000	297,075
NORTH DAKOTA - 1.58%
North Dakota St. Bldg. Auth.
5.250% due 12/01/13	330,000	341,375
OKLAHOMA - .47%
Pottawatonie County
5.000% due 09/01/10	100,000	101,951
See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2007

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds - 52.98%, continued
PENNSYLVANIA - 4.02%
Latrobe IDA St. Vincent
5.375% due 05/01/13	250,000	257,238
Pennsylvania St. Higher Ed.
4.750% due 08/01/15	250,000	261,277
Pennsylvania St. Higher Ed.
4.250% due 5/01/13	350,000	348,387
SOUTH DAKOTA — .79%
South Dakota St. Health
4.500% due 04/01/12	175,000	169,682
TEXAS - 4.36%
Austin, Tex Pub/Impt
4.750% due 9/1/20	100,000	101,732
Bexar Cnty, TX Hsg. Fin. Corp.
5.625% due 12/01/11	180,000	186,403
Burkburnett Ltd. G.O.
6.000% due 02/15/10	125,000	131,514
Eagle Mtn & Saginaw TX ISD
0.0% due 8/15/19	250,000	140,772
Northside Tex Indpt Sch Dist
5.000% due 2/15/18	125,000	129,910
Temple TX Util. Sys. Rev.
4.250% due 08/01/15	250,000	251,810
UTAH - 1.06%
Salt Lake Cnty Westminster College
4.500% due 10/01/14	230,000	228,155
WASHINGTON - 1.31%
Kent Wash Loc Impt Dist
4.650% due 12/12/19	300,000	283,584
WISCONSIN - 4.06%
Douglas Cnty Wisconsin
5.000% due 2/1/17	250,000	264,137
Wisconsin Health & Ed. Sinai
5.500% due 08/15/08	600,000	610,446

Total Municipal Bonds (cost $11,413,908)		11,449,736

Total (cost $18,515,469)		$20,735,721

(1)  Indicates non-income producing security
See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2007
Notes:
(1)	Percentages indicated are based on net assets of $21,612,298 at June 30, 2007.

(2)	The aggregate unrealized appreciation or depreciation of the market value of Equity Securities which was in excess or below their cost for Federal income tax purposes was as follows:

			Appreciation
	Market Value	Tax Cost	(Depreciation)
	$8,376,550	$6,122,871	$2,253,679
	909,435	978,690	(69,255)

Net	$9,285,985	$7,101,561	$2,184,424
(3)	The aggregate unrealized appreciation or depreciation of the market value of Municipal Bonds which was in excess or below their cost for Federal income tax purposes was as follows:

			Appreciation
	Market Value	Tax Cost	(Depreciation)
	$5,997,314	$5,866,903	$130,411
	5,452,422	5,547,005	(94,583)

Net	$11,449,736	$11,413,908	$35,828
(4)	The aggregate unrealized appreciation of the market value of all securities held by the Registrant in excess of their cost for Federal income tax purposes was $2,220,252

SAMARNAN INVESTMENT CORPORATION
Statement of Operations
Six Months Ended June 30, 2007 and 2006

	2007	2006
Investment Income:
Interest — nontaxable	$274,858	$280,062
Dividends — taxable	149,408	110,443

	424,266	390,505

Expenses:
Investment advisory fees	52,266	51,502
Legal & professional	33,002	32,862
Audit fee	33,648	47,535
Director fees	3,600	3,000
Custodian fees	6,000	6,000
Administrative fees	10,586	11,618
Franchise tax	1,504	2,113
Office & printing	2,239	2,276
Insurance	461	461

Total expenses	143,306	157,367

Net investment income	280,960	233,138

Realized and unrealized gain (loss) on investments:

Realized gain (loss) from security transactions:
Proceeds from sales	4,921,255	4,549,716
Cost of securities sold, net of amortization of bond premiums	3,268,783	3,296,337

Net realized gain (loss)	1,652,472	1,253,379

Unrealized appreciation of investments:
Beginning of period	3,184,749	2,984,047
End of period	2,220,251	2,116,545

Increase (decrease) in unrealized appreciation	(964,498)	(867,502)

Net realized and unrealized gain (loss) on investments	687,974	385,877

Net increase (decrease) in net assets resulting from operations	$968,934	$619,015

Total expenses as a percentage of total investment income	33.8%	40.3%

See accompanying accountant’s report.

SAMARNAN INVESTMENT CORPORATION
Statement of Changes in Net Assets
Six Months Ended June 30, 2007 and 2006

	2007	2006
Investment activities:
Net investment income	$280,960	$233,138
Net realized gain (loss) from security transactions	1,652,472	1,253,379
Increase (decrease) in unrealized appreciation of investments	(964,498)	(867,502)

Increase (decrease) in net assets from investment activities	968,934	619,015

Dividends and distributions to shareholders:
Net investment income	(309,830)	(360,529)
Capital gains	(8,858)	(48,071)

Decrease in net assets from dividends and distributions to shareholders	(318,688)	(408,600)

Increase (decrease) in net assets	650,246	210,415

Net assets:
Beginning of period	20,962,052	20,860,127

End of period	$21,612,298	$21,070,542

See accompanying accountant’s report.